EX-24




                                        March 18, 1997



Mr. R. G. Reherman
Mr. A. E. Goebel
Southern Indiana Gas and Electric Company
20 N.W. Fourth Street
Evansville, Indiana  47741

J. H. Byington, Jr., Esq.
Winthrop, Stimson, Putnam & Roberts
40 Wall Street
New York, New York  10005

Dear Gentlemen:

     SIGCORP, Inc. and Southern Indiana Gas and Electric Company will each file an Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("Form 10-K") before April 1, 1997 which will be accompanied by certain exhibits.

     We hereby authorize you, or any one of you, to complete said Forms 10-K and to remedy any deficiencies with respect to said Forms 10-K by appropriate amendment or amendments; and we hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads, both in our individual capacities as directors and that of officers of SIGCORP, Inc. and Southern Indiana Gas and Electric Company, to sign and cause to be filed with the Securities and Exchange Commission said Forms 10-K, any appropriate amendment or amendments thereto, and any exhibits thereto.

     The undersigned, SIGCORP, Inc. and Southern Indiana
Gas and Electric Company, also authorize you and any one of you to sign said Forms 10-K and any amendment or amendments thereto on its behalf as attorney-in-fact for its respective officers, and to file the same as aforesaid together with exhibits.

Very truly yours,

SIGCORP, INC. and
SOUTHERN INDIANA GAS AND ELECTRIC COMPANY


By   R. G. Reherman
     R. G. Reherman, Chairman, President
         and Chief Executive Officer




John M. Dunn                            Ronald G. Reherman
John M. Dunn                            Ronald G. Reherman

John D. Engelbrecht                     Richard W. Shymanski
John D. Engelbrecht                     Richard W. Shymanski

Robert L. Koch II                       Donald E. Smith
Robert L. Koch II                       Donald E. Smith

Jerry A. Lamb                           James S. Vinson
Jerry A. Lamb                           James S. Vinson

Donald A. Rausch                        N. P. Wagner
Donald A. Rausch                        N. P. Wagner

     A. E. Goebel
     A. E. Goebel

     S. M. Kerney
     S. M. Kerney